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                                                                    EXHIBIT 99.3

                                                                    NEWS RELEASE

[divine LOGO]       WWW.divine.COM      [NASDAQ LOGO] : DVIN

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
divine CONTACTS
INDIVIDUAL INVESTORS:         MEDIA INQUIRIES:              INTERNATIONAL MEDIA:
Brenda Lee Johnson            Susan Burke/Anne Schmitt      Chris Blaik
Direct: 773.394.6873          Direct: 773.394.6746 / 6827   Direct: +44 0 20 7070 9520
Brenda.Johnson@divine.com     susan.burke@divine.com        Chris.blaik@divine.com
                              anne.schmitt@divine.com
                                                            Nicola Garrett
                                                            Golin/Harris International Ltd
                                                            +44 20 7898 3427
                                                            ngarrett@golinharris.com
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FOR IMMEDIATE RELEASE

              DIVINE CLOSES ACQUISITION OF DATA RETURN CORPORATION

CHICAGO AND DALLAS - JAN. 9, 2002 - divine, inc., (NASDAQ: DVIN), a premier integrated solution provider focused on the extended enterprise, today announced that it has completed its acquisition of Dallas-based Data Return Corporation (Nasdaq: DRTN), which specializes in providing high-availability managed services for companies with Microsoft-based technology applications. The acquisition was approved at a special meeting of Data Return stockholders earlier today.

The common stock of Data Return Corporation will cease trading as of the close of business today, January 9, 2002, and will no longer be listed on the Nasdaq National Market.

Pursuant to the merger agreement, each outstanding share of Data Return will be converted into the right to receive 1.9876 shares of divine's Class A Common Stock. The exchange agent will send Data Return stockholders of record written instructions for exchanging their stock certificates for certificates representing divine stock.

Data Return provides advanced Internet hosting services, including the hardware, software and network technologies necessary to support complex Web sites and Web-based applications. In addition, Data Return offers advanced tools for automated provisioning providing customers with fast deployment times, and state-of-the-art remote management software. Combined with the capabilities of Data Return, divine Managed Services provides award-winning managed services for multiple platforms that have been engineered and built from the ground up to support mission-critical applications with the highest levels of availability.



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Sunny Vanderbeck, former chairman and chief executive officer of Data Return, will lead divine Managed Services as president, while Jim Dennedy, who has led the development and growth of divine Managed Services to date, will take on the role of chief operating officer.

"I look forward to working with Jim and the strong operating team at divine as we continue to provide infrastructure solutions to divine's existing customer base that is 20,000 strong, and also those companies in the Global 5000 that require high availability managed services across multiple platforms," Vanderbeck said. "With this combination, we believe divine Managed Services is poised to become one of the industry's largest players with a revenue run rate of more than $100 million in 2002."

ABOUT divine, inc.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.

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SAFE HARBOR STATEMENT

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; the overall performance and operating results of acquired companies; divine's limited operating history and new and evolving business strategy; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to predict revenues from project-based engagements; divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to develop new products and services and enhance and support existing products and services; divine's ability to maintain its vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; divine's ability to keep pace with technological developments and industry requirements; divine's ability to address the risks associated with international operations; divine's ability to maintain its Nasdaq listing; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in divine's amended Registration Statement on Form S-4 filed with the SEC on December 4, 2001 and as amended from time to time. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.

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(C)2002 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.